UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2015

UBIQUITY, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-179738	99-0371375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9801 Research Drive, Irvine, CA 92618
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 489-7600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On January 26, 2015, we determined that we would no longer actively pursue a firm commitment underwritten offering under the terms of the Registration Rights Agreement (the “Agreement”) that became effective on September 25, 2014 by and among the Company and holders of the Company’s Restricted Common Stock parties to the Agreement. Accordingly, we did not enter into an agreement with a lead underwriter as required under the terms of the Agreement to continue the Agreement. There are no termination penalties or similar amounts. We have concluded that pursuing a registered offering at this time under current market conditions would cause a dilution to our shareholders, which would not be in the best interests of the shareholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 26, 2015

UBIQUITY, INC.

By:	/s/ Christopher Carmichael
Name: Christopher Carmichael
Title: Chief Executive Officer